UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
ON
FORM 8-K/A
TO CURRENT REPORT ON FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 7, 2007

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland Road, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

This Form 8-K/A amends the Form 8-K filed on November 14, 2007 reporting the acquisition (“Acquisition”) by the Registrant of all of the issued and outstanding capital stock of CESI-SCR, Inc. “CESI-SCR”) and CESI-Tech Technologies, Inc. (“CESI-Tech”). CESI-SCR owns all the issued and outstanding membership interests of SCR-Tech LLC, the primary operating entity of the companies acquired.

The following financial statements are included in this report:

(i)
audited consolidated and combined financial statements of CESI-SCR, Inc. and its wholly owned subsidiary (SCR-Tech LLC) and CESI-Tech Technologies, Inc as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the years then ended and notes thereto

(ii)
unaudited consolidated and combined financial statements of CESI-SCR, Inc. and its wholly owned subsidiary (SCR-Tech LLC) and CESI-Tech Technologies, Inc as of September 30, 2007 and 2006 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the nine-month period then ended and notes thereto.

(b) Pro Forma Financial Information

Unaudited condensed consolidated and combined pro forma balance sheet of Acorn Energy, Inc. as of September 30, 2007 and the unaudited condensed consolidated and combined pro forma statement of operations for the year ending December 31, 2006 and nine months ended September 30, 2007 and pro forma financial statements adjustments for the above periods.

(d) Exhibits

99.1	Financial Statements of Business Acquired
99.2	Pro Forma Financial Information
99.3	Consent of Ernst & Young LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of January, 2008.

ACORN ENERGY, INC.

By:	/s/ Sheldon Krause
Name:	Sheldon Krause
Title:	Secretary and General Counsel